EX-99.23i



                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                November 15, 1999


Nations LifeGoal Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

         Re:   Shares of Capital Stock of
               Nations LifeGoal Funds, Inc.

Dear Ladies and Gentlemen:

         We refer to Post-Effective Amendment No. 9 and Amendment No. 10 to the Registration Statement on Form N-1A (SEC File Nos. 333-09703; 811-07745) (the "Registration Statement") of Nations LifeGoal Funds, Inc. (the "Company") relating to the registration of an indefinite number of Shares of Capital Stock of the Company's Portfolios (collectively, the "Shares").

         We have been requested by the Company to furnish this opinion as
Exhibit 23i to the Registration Statement.

         We have examined such records, documents, instruments, and certificates of public officials and of the Company, made such inquiries of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company during the fiscal year ended March 31, 1999. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares by the Company have been duly and validly authorized by all appropriate action, and assuming delivery by sale or in accord with the Funds' dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Nations LifeGoal Funds, Inc.
November 15, 1999
Page Two



         In addition, we consent to the use of our name and to the reference to our Firm under the heading "Counsel" in the Statement of Additional Information.

                                Very truly yours,

                                /S/  MORRISON & FOERSTER LLP

                                MORRISON & FOERSTER LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 28, 1999, relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Report to Shareholders of Nations LifeGoal Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial highlights" in the Prospectuses and under the heading "Independent Accountants and Reports" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
New York, New York
November 10, 1999